UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2012

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	Page 1

Signatures	Page 2

Exhibit 3.1	Page 3

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2012, the Board of Directors of The First Bancorp, Inc., (the "Company") amended Sections 4.2 and 4.11of the Company's Bylaws, requiring that any person serving as a Director must be the actual and beneficial owner of 1,000 shares of common stock of the Company, with additional requirements that the minimum number of shares a Director will own will ultimately be 5,000. The shortfall between the Director's actual ownership and the minimum 5,000 shares shall be acquired through the Employee Stock Purchase Plan or through open market purchases. Until the Director owns 5,000 shares of FNLC stock, 75% of the net after taxes of the Director's director fees will be paid through shares issued under the Company's Employee Stock Purchase Plan.

A conformed copy of the Company's amended bylaws is attached as Exhibit 3.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
F. Stephen Ward
Executive Vice President & Chief Financial Officer

Dated: October 31, 2012